SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PRINTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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14600 Myford Road
P.O. Box 19559
Irvine, California 92623

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 20, 2003

     The Annual Meeting of Stockholders of Printronix, Inc. will be held at the principal executive offices of the Company, located at 14600 Myford Road, Irvine, California, 92623 on Wednesday, August 20, 2003 at 9:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement:

1.	To elect five directors to hold office until the next annual meeting of stockholders.

2.	To approve an amendment to the 1994 Stock Incentive Plan to extend its term for eighteen (18) months and to prohibit repricing of options.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 23, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

July 18, 2003

GEORGE L. HARWOOD Senior Vice President, Finance & IS, Chief Financial Officer and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NUMBER 1:
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
PROPOSAL NUMBER 2:
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
GENERAL INFORMATION
EXHIBIT A
PROXY CARD

14600 Myford Road
P.O. Box 19559
Irvine, California 92623

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
August 20, 2003

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Printronix, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company to be held on Wednesday, August 20, 2003 and at any adjournments thereof, for the purposes set forth in the accompanying notice. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about July 18, 2003.

     The close of business on June 23, 2003 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 5,529,757 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share.

     In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The five candidates receiving the highest number of affirmative votes shall be elected. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of persons nominated by the Board of Directors.

     Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election of the five nominees for directors named below and FOR the other proposal set forth herein.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

     The By-laws of the Company authorize a minimum of five and a maximum of nine directors, the actual number of authorized directors to be determined by the Board of Directors. Currently, the number of authorized directors is five who are to be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the proxies received, unless otherwise specified, will be voted for the five nominees named below, each of whom is an incumbent director of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

     There is set forth below as to each of the five nominees for election as a director, his or her principal occupation, age, the year he or she became a director of the Company, and additional biographical data.

ROBERT A. KLEIST

     Mr. Kleist, age 74, is one of the founders of the Company and has served as a director and its President and Chief Executive Officer since its formation in 1974. He held the additional office of Chief Financial Officer from February 1987 until October 1988 and from August 1985 until January 1986.

BRUCE T. COLEMAN

     Mr. Coleman, age 64, has served as a director of the Company since February 1994 and previously from 1976 to 1989. Since September 1991, he has been the Chief Executive Officer of El Salto Advisors, a consulting firm which provides interim management to computer software and service companies. Mr. Coleman served as interim CEO for several software technology companies over the last ten years. Mr. Coleman is a director of Websense Inc. and Stamps.com.

JOHN R. DOUGERY

     Mr. Dougery, age 63, has served as a director of the Company since 1978. Mr. Dougery was a general partner of Dougery & Wilder and its predecessor from 1981 to 1997, a partnership specializing in venture capital investments. Since 1997, Mr. Dougery has been independently engaged in the business of selecting and managing venture capital investments.

CHRIS WHITNEY HALLIWELL

     Ms. Halliwell, age 54, has served as a director of the Company since 1998. Ms. Halliwell is a founder and director of Iperasys, a start-up venture in automotive electronics. Ms. Halliwell is currently principal of Chris Halliwell, a technology marketing consulting firm, and an instructor for the Executive Education Marketing curriculum at the Caltech Industrial Relations Center in Pasadena, California.

Prior to starting her own consulting business, she was managing partner at Regis McKenna, Inc., where she was a consultant since 1984, a marketing director for Intel Corporation and a sales representative for IBM.

ERWIN A. KELEN

     Mr. Kelen, age 68, has served as a director of the Company since 1977. From January 1984 to September 1990, he was the President and Chief Executive Officer of DataMyte Corporation, a manufacturer of factory data collection systems. Since October 1990, Mr. Kelen has been the principal of Kelen Ventures, a venture capital and investment firm. Mr. Kelen is a director of Computer Network Technology Corporation, Insignia Systems Inc. and CyberOptics Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held seven meetings during the fiscal year ended March 28, 2003. All directors attended at least 75% of the meetings of the Board and its committees on which they served. In addition to action taken at the meetings, the Board and its committees on occasion act by unanimous written consent. The Board of Directors has established standing Audit and Compensation/Stock Option Committees but does not have a standing nominating committee.

     The Audit Committee, which held nine meetings during fiscal year 2003, is composed of Ms. Halliwell and Messrs. Coleman, Dougery, and Kelen. The Audit Committee meets periodically with the Company’s independent auditors and Company financial personnel, as a group or separately, to oversee the planning and performance of the annual audit and to consult as to audit, accounting and financial matters. The Audit Committee brings to the attention of the Company any recommendations of the independent auditors for improvements in accounting procedures and internal controls.

     The Compensation/Stock Option Committee, which held four meetings during fiscal year 2003, is composed of Ms. Halliwell and Messrs. Coleman, Dougery, and Kelen. This committee, which also acted by written consent on sixteen occasions during fiscal year 2003, administered the 1994 Stock Incentive Plan and the executive compensation plan.

     Directors who are not employees of the Company received fees in amounts determined from time to time by the Board. During the first half of fiscal year 2003, directors were paid a retainer of $6,000 plus $1,250 for each meeting of the Board of Directors. For the second half of fiscal year 2003, the Directors were paid a retainer of $5,700 which represented a 5% reduction over the first half of the fiscal year. In the first quarter of fiscal year 2004, the fees for the Directors were reinstated to the amounts prior to the 5% reduction. Audit Committee members received an annual retainer of $1,000 plus $250 for each meeting attended. The Audit Committee Chairman received an additional retainer of $1,000. A variable bonus based upon Company profitability was paid for three quarters totaling $750 for fiscal year 2003. Directors who are employees of the Company do not receive any additional compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth information as of May 23, 2003, regarding the beneficial ownership of the Common Stock of the Company by (i) all persons known by the Company to be beneficial owners of more than 5% of its outstanding stock, (ii) each of the directors of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

	Shares of Common	Rights to Acquire
	Stock Beneficially	Beneficial		Percent
Beneficial Owner	Owned (1)	Ownership (2)	Total	of Class

Robert A. Kleist (3)	1,114,484	43,239	1,157,723	20.8%
14600 Myford Road P.O. Box 19559 Irvine, CA 92623

Rutabaga Capital Management, LLC (4)	649,750	—	649,750	11.7%
64 Broad Street Boston, MA 02109

Wellington Management Co. LLP (4)	517,700	—	517,700	9.3%
75 State Street Boston, MA 02109

Dimensional Fund Advisors Inc. (4) (5)	386,725	—	386,725	7.0%
1299 Ocean Ave., 11th Floor Santa Monica, CA 90401

Directors
John R. Dougery	76,667	11,114	87,781	1.5%
Erwin A. Kelen	47,313	11,114	58,427	1.0%
Bruce T. Coleman	11,100	11,114	22,214	0.4%
Chris Whitney Halliwell	0	15,164	15,164	0.2%

Executive Officers
C. Victor Fitzsimmons	30,043	55,783	85,826	1.5%
George L. Harwood	28,764	55,783	84,547	1.5%
Theodore A. Chapman	0	65,783	65,783	1.1%
Andrei S. Hall	0	24,219	24,219	0.4%

All executive officers and directors as a	1,308,371	293,313	1,601,684	27.6%
group (9 persons including the persons named above)

     (1)  Except as otherwise noted, the beneficial owners enjoy sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

     (2)  Includes shares which the party or group has the right to acquire by the exercise of stock options which are currently exercisable or exercisable within 60 days after May 23, 2003.

     (3)  Mr. Kleist is also a director and an executive officer of the Company.

     (4)  Pursuant to Form 13F Holdings Report for quarter ended March 31, 2003 filed with the Securities and Exchange Commission.

     (5)  Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Act of 1934, as amended, the Company’s officers and directors and holders of more than 10% of the Company’s Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year 2003 all Section 16 filing requirements applicable to reporting persons were complied with.

REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE

     The Compensation/Stock Option Committee of the Board of Directors which is comprised of only non-employee directors made all decisions regarding executive compensation for fiscal year 2003.

Compensation Philosophy

     The Compensation/Stock Option Committee (“the Committee”) has adopted an executive compensation program designed to link executive compensation to the performance of the Company and is based upon the following principles:

•	To provide the level of total compensation necessary to attract and retain key executives critical to the long-term success of the Company.

•	To provide a compensation plan that rewards performance by maintaining the base salary comparable to average salaries in the industry while creating opportunities for higher total compensation through Company performance bonuses and stock incentives.

•	To properly balance compensation between short-term and long-term Company results.

     The executive total compensation consists of two elements: (A) an annual component consisting of base salary and quarterly bonuses and (B) a long-term component consisting of stock options, and/or restricted stock.

(A)       Annual Component

Base Salary:	Base salaries for individual executive officers are measured against the industry norms for companies of comparable revenue size. This data is gathered from Mercer Human Resource Consulting and the Radford Associates Executive Compensation Survey. The total base salaries for the group of executive officers is set to approximate industry norms.

Quarterly Bonus:	The Committee has approved an incentive compensation plan for officers that is partly based upon achievement of quarterly Company profitability targets and partly based upon revenue growth targets. The Committee approves the participation of executive officers in the plan. The plan was established to provide incentive compensation of varying percentage levels of base salaries.

(B)        Long-term Compensation

Stock Options:	The Committee administers the 1994 Stock Incentive Plan (the “1994 Plan”), which provides for grants of stock options and restricted stock awards. The 1994 Plan was established to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers, directors and key employees of the Company. Stock options are granted periodically at the fair market value of Printronix stock on the date of grant. They are generally exercisable in 25% increments over four years and expire five to ten years after the date of grant.

Restricted Stock:	Pursuant to restricted stock awards previously granted to certain officers, such persons acquired stock of the Company which was subject to repurchase by the Company in certain circumstances. The consideration for the shares was in the form of promissory notes. Effective March 26, 1999, those stock awards were amended such that all shares previously purchased are now vested and the Company no longer has a right to repurchase. The promissory notes were also amended to provide for payment on or after March 26, 2001. During the period ending March 26, 2001, the shares remained pledged to the Company as security for repayment of the notes. Effective April 2, 2001, the promissory notes were again amended to extend the term to April 2, 2003 and to stop the accrual of interest. On March 27, 2003, the signers of the promissory notes indicated their intent not to make payment on the notes, at which time the Company exercised its right under the terms of the note and repossessed the shares of stock, which were then cancelled.

Chief Executive Officer Compensation

     The Compensation/Stock Option Committee reviews the CEO’s total compensation package. A comparison is made between the current total compensation paid to the CEO and CEOs of companies of similar revenue size in the Company’s industry.

     From October 2000, Robert A Kleist, CEO, voluntarily took a 12.5% reduction in base salary which lowered the amount to a rate of $278,611 per year. This was done in response to the Company’s financial goals not being met and Mr. Kleist’s personal philosophy to pay for performance. Prior to this salary reduction, his base cash compensation was below that of his peers within the comparable industry. An additional salary reduction of 7% of base salary was taken for the third and fourth quarters of fiscal 2003. The CEO’s base salary was returned to its prior level in the first quarter of fiscal 2004.

     The Compensation/Stock Option Committee may grant restricted stock awards and stock options to the CEO under the Company’s 1994 Plan in order to balance the risk/reward element of the position. No restricted stock awards or stock options were granted in fiscal year 2003.

Compensation/Stock Option Committee

Erwin A. Kelen, Chairman Bruce T. Coleman John R. Dougery Chris Whitney Halliwell

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION					LONG-TERM COMPENSATION

					AWARDS		PAYOUTS

				OTHER		SECURITIES		ALL
				ANNUAL		UNDERLY-		OTHER
NAME AND				COMPEN-	RESTRICTED	ING	LTIP	COMPEN-
PRINCIPAL			BONUS	SATION	STOCK	OPTIONS/	PAYOUTS	SATION
POSITION	YEAR	SALARY ($)	($)	($)(1)	AWARD(s) ($)	SARs(#)	($)	($)(2)

R.A. KLEIST	2003	276,608	49,997	15,600		0		6,180
President and CEO	2002	278,611	53,353	15,600		15,600		8,180
	2001	297,298	38,043	15,600		15,750		8,180

T.A. CHAPMAN	2003	201,251	24,019	11,700		16,875		1,352
Sr. Vice President -	2002	200,920	27,522	11,700		10,000		2,690
Engineering and	2001	179,953	14,726	11,700		49,250		2,690
Chief Technical Officer

C.V. FITZSIMMONS	2003	180,570	22,954	11,700		16,875		2,299
Sr. Vice President -	2002	183,967	24,857	11,700		0		2,690
Worldwide	2001	179,951	14,954	11,700		42,500		2,690
Manufacturing

A.S. HALL**	2003	193,052	30,632	11,700		16,875		11,135
Sr. Vice President -	2002	50,000	0	2,925		80,000		212
Sales and Marketing

G.L. HARWOOD	2003	212,275	25,394	11,700		16,875		1,727
Sr. Vice President -	2002	214,076	29,222	11,700		0		3,290
Finance and IS, Chief	2001	211,542	17,579	11,700		42,500		3,290
Financial Officer and Corporate Secretary

**Mr. Hall became an executive officer of the Company on January 2, 2002.

(1)  Car allowance

(2)  All other compensation consists of 401(k) matching contributions and life insurance, and for Mr. Hall, also includes moving expenses.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					POTENTIAL REALIZABLE
					VALUE AT ASSUMED
					ANNUAL RATES OF
					STOCK PRICE
					APPRECIATION FOR
INDIVIDUAL GRANTS					OPTION TERM(1)

	NUMBER OF
	SECURITIES	PERCENT OF TOTAL
	UNDERLYING	OPTIONS/SARs	EXERCISE
	OPTIONS/	GRANTED TO	OR BASE
	SARs	EMPLOYEES IN	PRICE	EXPIRATION
NAME	GRANTED(#)	FISCAL YEAR	($/SH)(2)	DATE	5%($)	10%$

R.A. KLEIST	0	0	0	0	0	0
T.A. CHAPMAN	16,875	6.88	11.85	4/3/07	55,248	94,474
C.V. FITZSIMMONS	16,875	6.88	11.85	4/3/07	55,248	94,474
A.S. HALL	16,875	6.88	11.85	4/3/07	55,248	94,474
G.L. HARWOOD	16,875	6.88	11.85	4/3/07	55,248	94,474

(1)  The dollar amounts under these columns are based on 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movement of the Company’s stock price.

(2)  All stock options were granted at the fair market value price on the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND
FISCAL YEAR-END OPTION/SAR VALUES

			NUMBER OF
			SECURITIES	VALUE OF
			UNDERLYING	UNEXERCISED IN-
			UNEXERCISED	THE-MONEY
			OPTIONS/SARs AT	OPTIONS/SARs AT
			FY-END (#)	FY-END ($)(1)

	SHARES ACQUIRED		EXERCISABLE/	EXERCISABLE/
NAME	ON EXERCISE (#)	VALUE REALIZED ($)	UNEXERCISABLE	UNEXERCISABLE

R.A. KLEIST	0	0	15,676/15,674	50,634/50,629
T.A. CHAPMAN	6,750	10,631	20,626/10,624	92,301/47,542
C.V. FITZSIMMONS	0	0	20,626/10,624	92,301/47,542
A. S. HALL	0	0	20,000/60,000	19,000/57,000
G.L. HARWOOD	0	0	20,626/10,624	92,301/47,542

(1)  Based on the difference between the fair market value of $9.85 per share on March 28, 2003 and the option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights.	warrants and rights.	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,335,812	$9.7793	681,986
Equity compensation plans not approved by security holders	0	0	0

Total	1,335,812	$9.7793	681,986

(1)  The 1994 Stock Incentive Plan which provides for grants of stock options and restricted stock awards.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, which acts pursuant to an Audit Committee Charter approved by the Board of Directors, oversees Printronix’s reporting process on behalf of the Board of Directors. The Audit Committee consists of four non-employee directors, each of whom is independent as defined by Rule 4200 (a) (14) of the National Association of Securities Dealers’ listing standards.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Printronix’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. While they have experience in business and financial matters, as required by the Audit Committee Charter, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

     The Audit Committee has reviewed and discussed with management of Printronix the audited financial statements for the 2003 fiscal year; discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication With Audit Committees), currently in effect; received a written disclosure letter from Printronix’s independent auditors as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the preceding review and discussion contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in Printronix’s Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission.

Audit Committee John R. Dougery, Chairman Bruce T. Coleman Chris Halliwell Erwin A. Kelen

Audit Fees

     The Company was billed approximately $121,000 for professional services by PricewaterhouseCoopers LLP, our independent auditors for the most recent fiscal year ended March 28, 2003. These fees were for the audit of the Company’s annual financial statements for the most recent fiscal year ended March 28, 2003, and interim reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during the last fiscal year.

All Other Fees

     The Company was billed approximately $109,160 for all other services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year ended March 28, 2003. The majority of these fees relate to tax consulting.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of companies on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) U.S. Companies Index and Peer Group Index over the same period of time. The Peer Group Index is a Computer Peripherals Industry Group created by Media General Financial Services, Inc.

CUMULATIVE FIVE YEAR TOTAL RETURN AMONG NASDAQ INDEX,
COMPUTER PEER GROUP AND PRINTRONIX, INC.

     Assumes $100 invested on March 27, 1998 in Printronix, Inc. Common Stock, the NASDAQ U.S. Companies Index and Peer Group Common Stock. Total stockholder returns assume reinvestment of dividends.

PROPOSAL NUMBER 2:

AMENDMENT OF THE 1994 STOCK INCENTIVE PLAN TO EXTEND ITS
TERM FOR EIGHTEEN (18) MONTHS AND TO
PROHIBIT REPRICING OF OPTIONS

     On July 11, 2003 the Board of Directors approved an amendment to the Company’s 1994 Stock Incentive Plan (the “1994 Plan”) to extend for eighteen (18) months the term of the 1994 Plan and to prohibit repricing of options. In the absence of the amendment the 1994 Plan will expire on February 8, 2004, ten years from the date of its adoption. A total of 716,174 shares remain available to grant under the 1994 Plan. A copy of the 1994 Plan including the proposed amendment is attached to this Proxy Statement as Exhibit A.

     All share numbers have been adjusted to reflect stock dividends declared on December 21, 1994 and June 10, 1996.

     The text of the 1994 Plan will continue to refer to incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, such options have never been granted under the 1994 Plan and they will not be permitted to be granted under the 1994 Plan during the extension period commencing February 8, 2004 because the Code does not permit granting of such options more than ten years after the adoption of the plan.

     The Board of Directors believes that stock awards are an important and useful incentive to attract and retain qualified persons to serve as officers, directors and key employees of the Company and constitute an important element of the compensation and incentive packages for key employees. The amendment will therefore enhance the 1994 Plan and further its purpose by continuing to make shares already authorized by the stockholders available for grant.

Description of the 1994 Plan

     The 1994 Plan authorizes the sale of up to a total of 2,900,000 shares of the Company’s Common Stock pursuant to any of three types of “Stock Awards”: (i) “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) options that do not qualify as incentive stock options (“nonqualified stock options”), and (iii) restricted stock purchase agreements (“restricted stock”).

     Administration of the 1994 Plan will be performed by the Board of Directors or a committee composed of three or more directors (the “Committee”) appointed by the Board. The Committee has authority to determine in its discretion which eligible persons are to be granted Stock Awards, the number of shares covered by each Stock Award, whether such awards are to be incentive stock options, nonqualified stock options, or restricted stock, and certain other terms of each Stock Award.

     The Committee has indicated its intention that Stock Awards to purchase shares of Common Stock will be issued under agreements which condition the individual’s right to exercise the award and retain the shares on his or her continued service to the Company, or any parent or subsidiary of the Company, during a period of four years from the date of grant. In the case of stock options, the optionee generally will be able to purchase the shares in installments only after each installment has vested. Under restricted stock purchase agreements, it is intended that the individual will purchase the shares at the time the Stock Award is granted; the shares will be restricted in the sense that the individual’s right to full beneficial ownership of the shares will vest upon achievement of certain performance criteria. If the individual’s service terminates for any reason, the Company will be entitled to repurchase the unvested shares at the individual’s original purchase price. The Committee, however, has the authority under the 1994 Plan to determine the terms of each stock option and each restricted stock purchase agreement, which need not be identical.

     Directors, officers, key employees and consultants of the Company or of any present or future parent or subsidiary of the Company are eligible to participate in the 1994 Plan. However, only employees are eligible to receive incentive stock options.

     The Committee determines the purchase price of the shares subject to each Stock Award. The purchase price for shares subject to incentive stock options may not be less than the fair market value of the Company’s Common Stock on the date the option is granted. Shares sold pursuant to nonqualified stock options or restricted stock purchase agreements, however, may be at prices that are more or less than the fair market value of the Common Stock on the date such Stock Award is granted. There is no limitation under the 1994 Plan as to the amount of the discount from fair market value at which such prices may be established. It is the intention of the Committee, however, to offer purchase discounts only in such amounts as it deems necessary or appropriate to attract or retain the services of key people.

     An incentive stock option granted to an optionee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, must have an option price equal to at least 110% of the fair market value of the shares subject to the option on the date of grant. The fair market value of the stock for which an employee may be granted incentive stock options under the 1994 Plan and all other incentive stock option plans of the Company or any parent or subsidiary of the Company in any calendar year may not exceed $100,000 plus certain carryover amounts from prior years.

     The Committee has the power to set the period during which each option may be exercised; provided, however, that no option may be exercised more than ten years after the date of grant thereof. However, an incentive stock option granted to a person then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, must be exercised within five years from the date such incentive stock option is granted.

     The purchase price for shares purchased under the 1994 Plan may be paid in cash, or, with the consent of the Committee, by delivery of a full-recourse promissory note, by the assignment and delivery of shares of Common Stock of the Company having a fair market value equal to the purchase price, by any other legal consideration acceptable to the Committee, or by any combination of the above.

     A Stock Award may not be transferred or assigned, except by will or the laws of descent and distribution, and during the lifetime of the recipient the Stock Award may be exercised only by him or her.

     In the event that there is a change in the Company’s capital structure by reason of merger, consolidation, reorganization, recapitalization, stock split, stock dividend or otherwise, the number and kind of shares subject to the 1994 Plan and the rights under outstanding Stock Awards, both as to the number of shares and the purchase price, will be adjusted appropriately. However, if the Company is not the surviving corporation in any merger, consolidation, acquisition of stock or property, separation or reorganization, each outstanding option shall terminate, unless the surviving corporation assumes the outstanding options or replaces them with options of comparable value. In the event that the surviving corporation does not assume or replace outstanding options under the 1994 Plan, each optionee shall have the right to exercise his or her outstanding options for up to the full number of covered shares.

     The term of the 1994 Plan is ten years. The Board of Directors may terminate or amend the 1994 Plan at any time, except that, without approval of the Company’s stockholders, the Board of Directors may not increase the aggregate number of shares subject to the 1994 Plan or change the class of persons eligible to receive Stock Awards under the 1994 Plan. The Plan shall be administered with respect to directors so as to comply with the provisions of Rule 16b-3, promulgated by the Securities and Exchange Commission, as that Rule may be amended from time to time.

Summary of Federal Income Tax Consequences

Incentive Stock Options.

     Under federal law, there are no tax consequences to either the Company or the optionee upon grant or exercise of an incentive stock option. When the optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive stock option, the entire gain or loss realized will be treated as capital gain or loss if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. However, if the disposition occurs before either the one–year or two–year periods have elapsed, any gain realized will be taxed as compensation income in an amount equal to the difference between the option price and either the fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized will be treated as capital loss. Special rules may apply in specific circumstances, such as the use of already–owned stock to exercise an incentive stock option. The Company will be entitled to a deduction for federal income tax purposes only to the extent the optionee recognizes compensation income upon the disposition of the shares.

Nonqualified Stock Options and Restricted Stock.

     There are no federal income tax consequences to either the Company or the optionee upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option or the purchase of restricted stock, the purchaser will recognize compensation income in an amount equal to the difference between the fair market value of the shares acquired on the date of purchase and the purchase price for such shares, unless the shares acquired are subject to repurchase by the Company and/or the purchaser is subject to suit pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In either such case, the purchaser would recognize compensation income in an amount equal to the difference between the purchase price and the fair market value of the shares acquired, as of the later of the date the Company’s right to repurchase the shares lapses or the date the purchaser is no longer subject to suit pursuant to Section 16(b) of the Exchange Act.

     However, a purchaser whose tax measurement date would be after the date of purchase for either of the foregoing reasons, may elect to be taxed as of the date of purchase by filing an election with the Internal Revenue Service pursuant to Section 83(b) of the Code not later than 30 days after the date the shares are purchased. If the Section 83(b) election is made, the purchaser will not recognize any additional income as and when the Company’s repurchase right, if any, lapses or the purchaser is no longer subject to suit pursuant to Section 16(b) of the Exchange Act. The Company is entitled to a tax deduction in an amount equal to the compensation income recognized by the purchaser. The purchaser’s basis in the shares acquired will be increased by the amount of compensation income recognized. Any subsequent gain or loss recognized upon the sale of such shares will be treated as capital gain or loss.

     The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required for approval of the amendment to the 1994 Stock Incentive Plan.

The Board of Directors Unanimously Recommends
A Vote FOR Proposal Number 2.

INDEPENDENT PUBLIC ACCOUNTANTS

     Effective June 12, 2002 the Company dismissed Arthur Andersen LLP (“Arthur Andersen”) as its accountants. Arthur Andersen’s report on the Company’s financial statements for the last two fiscal years contained no adverse opinion, contained no disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Company’s Audit Committee and approved by its Board of Directors. During the last two fiscal years and thereafter through June 19, 2002 there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     Effective June 19, 2002 the Company retained PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its new accountants. The company did not consult with PricewaterhouseCoopers with respect to any of its financial statements during the last two fiscal years or thereafter through June 19, 2002.

     The Company provided Authur Andersen a copy of the foregoing disclosures. As required by Item 304(a) of Regulation S-K (Reg. §229.304(a) (3)), a copy of Arthur Andersen’s letter dated June 19, 2002 stated that it had found no basis for disagreement with such statements incorporated by reference to Exhibit 16 on Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2002.

     A member of PricewaterhouseCoopers is expected to be present at the meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 2004 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than March 20, 2004, for inclusion in next year’s Proxy Statement and proxy.

GENERAL INFORMATION

     The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, special letter or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Mellon Investor Services, LLC a professional solicitation firm. No additional compensation will be paid to directors, officers, or other employees for such services, but Mellon Investor Services, LLC will be paid its customary fee, estimated to be about $9,500.

     The Board of Directors presently knows of no other business which will come before the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

By Order of the Board of Directors

GEORGE L. HARWOOD
Senior Vice President, Finance & IS,
Chief Financial Officer and Secretary
July 18, 2003

EXHIBIT A

(Underlined words indicate additions being made to the Plan. Words within brackets [ ] are being deleted.)

(All share numbers have been adjusted to reflect stock dividends declared on December 21, 1994 and June 10, 1996.)

PRINTRONIX, INC.

1994 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

1. Establishment of the Plan

(a)	Purposes. The Printronix, Inc. 1994 Stock Incentive Plan (the “Plan”) is hereby established to advance the interests of Printronix, Inc. (the “Company”) and its stockholders by strengthening the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers, directors, employees and consultants of the Company upon whose judgment, initiative and effort the successful conduct and development of the business of the Company largely depends.

(b)	Types of Stock Awards. To accomplish these purposes, the Company is authorized under this Plan to:

(i) grant stock options that qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

(ii) grant stock options that do not qualify as Incentive Stock Options (“Nonqualified Stock Options”); and

(iii) issue and sell shares of its common stock subject to conditions and restrictions relating to vesting and resale of the shares (“Restricted Stock”).

Unless the context clearly indicates otherwise, the term “Option” shall mean an option to purchase common stock of the Company and shall include both Incentive Stock Options and Nonqualified Stock Options, and the term “Stock Award” shall include both Options and Restricted Stock.

2. Shares of Common Stock Subject to the Plan

Subject to adjustment pursuant to the provisions of Section 9 hereof, an aggregate of 2,900,000 shares of the Company’s common stock may be issued pursuant to Stock Awards granted under this Plan, not more than 225,000 shares of which may be issued to directors of the Company. Such shares may be either authorized and unissued shares of common stock or shares of common stock issued and thereafter repurchased by the Company. If any Option expires or terminates without having been exercised in full, or shares of common stock are repurchased by the Company pursuant to the terms of any Option agreement or Restricted Stock agreement, the shares of common stock allocable to the unexercised portion of such Option and any shares repurchased shall again be available for issuance pursuant to the Plan.

3. Administration of the Plan

(a)	Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a committee composed of at least three directors (the “Committee”) appointed from time to time by the Board. As hereinafter used in this Plan, the term “Committee” shall refer to the Board if no Committee is then designated.

(b)	Powers of Committee. Subject to the express provisions of the Plan and such terms and conditions as may be prescribed by the Board, the Committee shall have authority in its discretion to determine from among eligible persons those to whom and the time or times at which Stock Awards may be granted, the number of shares subject to each Stock Award, whether each Stock Award shall be an Incentive Stock Option, a Nonqualified Stock Option, Restricted Stock or a combination thereof, the period for the exercise of each Option and for the purchase of Restricted Stock, and all other terms and conditions of each Stock Award. Subject to the express provisions of the Plan, and such terms and conditions as may be prescribed by the Board, the Committee shall also have complete authority to construe and interpret the Plan, the terms of each Stock Award granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan. Minutes shall be kept of all meetings of the Committee and all actions taken by the Committee without a meeting shall be evidenced by written consents.

4. Eligibility

(a)	Incentive Stock Options. Only key employees (excluding directors who are employees) of the Company or of any present or future parent or subsidiary corporation of the Company shall be eligible to receive Incentive Stock Options under the Plan. The aggregate fair market value (determined as of the time the Option is granted) of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under this Plan and all other plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

(b)	Nonqualified Stock Options. Key employees, directors and officers (whether or not employees), and consultants of the Company or of any present or future parent or subsidiary corporation of the Company shall be eligible to receive Nonqualified Stock Options under the Plan.

(c)	Restricted Stock. Key employees, directors, officers (whether or not employees), and consultants of the Company or of any present or future parent or subsidiary corporation of the Company shall be eligible to purchase Restricted Stock under the Plan.

5. Agreements

Stock Awards granted pursuant to the Plan shall be evidenced by written agreements (which need not be identical) in such form as the Committee shall from time to time establish. Each agreement shall specify the number of shares for which the Stock Award is granted, the purchase price per share and, subject to the express provisions of the Plan, such other terms and conditions as the Committee in its discretion shall determine. Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Incentive Stock Options as “incentive stock options” under Section 422 of the Code.

6. Purchase Price

(a)	Incentive Stock Options. The purchase price of the shares subject to each Incentive Stock Option shall be set by the Committee; provided, however, that the purchase price per share shall not be less than the fair market value of such shares on the date such Incentive Stock Option is granted; and provided further, that in the case of an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424 (d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the purchase price per share shall not be less than 110% of the fair market value of such shares on the date such Incentive Stock Option is granted.

(b)	Nonqualified Stock Options and Restricted Stock. The purchase price of the shares subject to each Nonqualified Stock Option and the purchase price for each share of Restricted Stock sold pursuant to this Plan shall be set by the Committee; provided, however, that the purchase price per share of the shares subject to each Nonqualified Stock Option shall not be less than the fair market value of such shares on the date such Nonqualified Stock Option is granted.

(c)	Fair Market Value. For the purpose of this Plan, “fair market value” of a share of common stock on a specified date shall be the closing price of a share of common stock on the principal exchange on which shares of the Company’s common stock are listed on such date, or if shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing sale price in the NASDAQ National Market System or the average of the closing bid and asked prices on such date as reported by NASDAQ or similar entity, or if none of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of evaluation.

7. Other Terms and Conditions

(a)	Consideration and Payment for Shares. Each agreement shall state the form of consideration and method of payment for the shares subject to such agreement, and may include cash, the purchaser’s personal check, promissory notes, shares of common stock of the Company owned by the purchaser, any other legal consideration acceptable to the Committee, or by any combination of the foregoing. Any shares of common stock of the Company tendered to the Company in payment or partial payment of the purchase price shall be valued at the fair market value on the date of exercise of the Option or purchase of Restricted Stock.

(b)	Exercise of Options. Each agreement evidencing an Option shall specify the period during which the Option may be exercised; provided, however, that no Option may be exercised more than ten years after the date of grant thereof. Notwithstanding the foregoing, an Incentive Stock Option granted to a person then owning (within the meaning of Section 424 (d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, may not be exercised later than the expiration of five years from the date such Incentive Stock Option is granted.

(c)	Non-Transferability. No Stock Award shall be transferable or assignable by the person to whom such Stock Award is granted otherwise than by will or by the laws of descent and distribution. During the lifetime of the person to whom a Stock Award is granted, the Stock Award shall be exercisable only by him.

(d)	Termination of Relationship with the Company. Whenever the relationship with the Company of the holder of a Stock Award is terminated by the Company for cause, all such Stock Awards shall immediately terminate and, in the case of Stock Options, shall cease to be exercisable.

(e)	Additional Terms and Conditions. The Committee may impose such additional terms and conditions upon the grant of any Option or the sale of any Restricted Stock, including without limitation, repurchase rights in favor of the Company, restrictions on the vesting of shares, and restrictions upon transfer, as the Committee in its discretion shall determine.

(f)	No Repricing of Options. After the grant of an option the exercise price may not be reduced, no action may be taken by the Committee that would be treated as repricing under generally accepted accounting principles and there shall be no cancellation of an option when the exercise price exceeds fair market value in exchange for another option, restricted stock or other equity, unless in connection with a merger, acquisition, spinoff or other similar transaction.

8. Special Provisions Relating to Directors

The Plan shall be administered with respect to directors so as to comply with the provisions of Rule 16b-3, promulgated by the Securities and Exchange Commission, as that Rule may be amended from time to time.

9. Adjustments Upon Changes in Stock and Other Events

(a)	In the event that the shares of common stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock splitup or stock dividend, or otherwise, (i) the aggregate number and kind of shares subject to the Plan shall be adjusted appropriately; and (ii) rights under outstanding Stock Awards granted under the Plan, both as to the number of shares and the purchase price, shall be adjusted appropriately.

(b)	In the event of dissolution or liquidation of the Company, or any merger, consolidation, acquisition of property or stock, separation or reorganization in which the Company is not the surviving corporation, each outstanding Option shall terminate, unless the surviving corporation assumes the outstanding Options or replaces them with new options of comparable value in accordance with the provisions of Section 424 (a) of the Code; provided, however, that should the surviving corporation not assume or replace the outstanding Options under the Plan, each optionee shall have the right, immediately prior to such dissolution, liquidation, merger, consolidation, acquisition of property or stock, separation or reorganization, to exercise his or her outstanding Option in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised.

(c)	The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee (which may provide for the elimination of fractional share interests) and shall be final and binding upon all optionees, the Company and all interested persons.

10. Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any certificate for shares of stock purchased upon the exercise of an Option, or any shares of Restricted Stock sold pursuant to the Plan, or any portion thereof, prior to the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable.

11. Rights as Stockholder

A person to whom a Stock Award has been granted shall have no rights or privileges as a stockholder with respect to any shares covered by such Stock Award until certificates representing such shares have been issued by the Company.

12. Other Compensation Plans

The adoption of this Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company or any parent or subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or compensation plans or arrangements for employees, officers, directors or consultants of the Company or any parent or subsidiary of the Company.

13. Effective Date and Duration of Plan

The Plan shall become effective upon the earlier of either its adoption by the Board or its approval by the stockholders of the Company. However, unless the Plan is approved by the stockholders of the Company within 12 months before or after the date of the Board’s initial adoption of the Plan, the Plan and all Stock Awards granted hereunder shall be cancelled. No Option may be exercised or Restricted Stock sold prior to and unless such stockholder approval is obtained. Unless previously terminated by the Board, the Plan shall terminate [ten] eleven years and six months after it becomes effective, and no Stock Award may be granted under the Plan thereafter, but such termination shall not affect any Stock Award granted prior to such date.

14. Termination, Amendment and Modification of Plan

The Board of Directors may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may (i) increase the aggregate number of shares subject to the Plan except as contemplated in Section 9 hereof, or (ii) change the standards of eligibility to receive a Stock Award under the Plan. Neither the termination, amendment or modification of the Plan shall, without the consent of the holder of a Stock Award, alter or impair any rights or obligations under any Stock Award granted prior to the date of termination, amendment or modification.

PROXY

PRINTRONIX, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders to be held August 20, 2003

     The undersigned hereby appoints Robert A. Kleist and George L. Harwood as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Printronix, Inc. held of record by the undersigned on June 23, 2003 at the annual meeting of stockholders to be held on August 20, 2003 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

You can now access your Printronix, Inc. account online.

Access your Printronix, Inc. shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC agent for Printronix, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect® is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Book-Entry Information

•	Issue Certificate

•	Payment History

•	Address Change

•	Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Mark Here ☐ for Address Change or Comments PLEASE SEE REVERSE SIDE

The Board of Director recommends	FOR	WITHHOLD AUTHORITY
a vote FOR Items 1 and 2.	all nominees listed below	to vote for all nominees
	(except marked to the contrary)	listed below
PROPOSAL NUMBER 1:	☐	☐
To elect five directors to hold office until the next annual meeting of stockholders

(INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)

01 R. Kleist, 02 B. Coleman, 03 J. Dougery, 04 C. Halliwell, 05 E. Kelen

	FOR	AGAINST	ABSTAIN
PROPOSAL NUMBER 2:	☐	☐	☐
To approve an amendment to the 1994 Stock Incentive Plan to extend its term for eighteen (18) months and to prohibit repricing of options.

PROPOSAL NUMBER 3:

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility	☐

Signature(s)	Date:	, 2003

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation please sign in the full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named must sign.

▲ Detach here from proxy voting card ▲